UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2026

ANTERO RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36120	80-0162034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1615 Wynkoop Street

Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (303) 357-7310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 Per Share	AR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On June 16, 2026, Antero Resources Corporation (the “Company”) established a commercial paper program (the “Program”) pursuant to which the Company may issue short-term, unsecured commercial paper notes (the “Notes”) pursuant to the exemption from registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) contained in Section 4(a)(2) thereof. Notes under the Program may be issued and redeemed from time to time, with the aggregate face or principal amount of the Notes outstanding under the Program at any time not to exceed $1.65 billion, unless such amount is increased in accordance with the terms of each Commercial Paper Dealer Agreement (as defined herein). The net proceeds of the issuances of the Notes are expected to be used for general corporate purposes, including but not limited to, funding working capital, capital expenditures, acquisitions and repayment of other indebtedness.

The Notes will be sold under customary market terms in the U.S. commercial paper market at a discount from par or at par and bear interest at rates determined at the time of issuance. The maturities of the Notes may vary, but shall not exceed 397 days from the date of issuance. It is expected that the Company’s senior unsecured revolving credit facility will serve as a liquidity backstop for any issuances under the Program. The Company intends to maintain available capacity under its senior unsecured revolving credit facility in an amount at least equal to the aggregate outstanding borrowings under the Program. As of the date of this Current Report on Form 8-K, the Company has not issued any Notes.

One or more commercial paper dealers will each act as a dealer under the Program (each, a “Dealer” and collectively, the “Dealers”) pursuant to the terms and conditions of the respective commercial paper dealer agreement entered into between the Company and each Dealer (each, a “Commercial Paper Dealer Agreement” and collectively, the “Commercial Paper Dealer Agreements”). A national bank will act as the issuing and paying agent under the Program, pursuant to the terms of an issuing and paying agent agreement.

Each Commercial Paper Dealer Agreement provides the terms under which the respective Dealer will either purchase from the Company or arrange for the sale by the Company of the Notes. Each Commercial Paper Dealer Agreement contains customary representations, warranties, covenants and indemnification provisions. The foregoing description of the Commercial Paper Dealer Agreements is not complete and is subject to and qualified in its entirety by reference to the form of Commercial Paper Dealer Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

From time to time, the Dealers and certain of their respective affiliates have provided, and may in the future provide, lending, commercial banking, investment banking and other financial advisory services to the Company and its affiliates for which such Dealers have received or will receive customary fees and expenses.

The Notes have not been, and will not be, registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any Notes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Commercial Paper Dealer Agreement between Antero Resources Corporation, as Issuer and the Dealer party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO RESOURCES CORPORATION

By:	/s/ Brendan E. Krueger
Brendan E. Krueger
Chief Financial Officer and Senior Vice President – Finance and Treasurer

Dated: June 16, 2026